UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) : March 20, 2007

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

   This Current Report on Form 8-K is filed by China Digital Media Corporation, a Nevada corporation (the “Company”), in connection with the item set forth below.

ITEM 4.02A. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 20, 2007, the Company determined to restate its previously filed financial statements for the year ended December 31, 2005, and for the fiscal quarters ended September 30, 2005, March 31, 2006, June 30, 2006, and September 30, 2006.

For the year ended December 31, 2005, the Company had recorded in its Statements of Operations an Other Income of $1,794,897, which represented a payment discount received from a set-top box (the “STB”) supplier.

The original purchase agreement was executed between the Company and the supplier on March 9, 2004. The Company re-negotiated the terms of the Purchase Agreement with the supplier resulting in the execution of a Supplemental Purchase Agreement (“the SP Agreement”) with the supplier on August 19, 2005. The supplier agreed to fix a lower price for all future purchases and agreed to make a payment to the Company of a one-time “volume discount” of $1,794,897 (the “consideration”) to be applied as a reduction to the amount then owed by the Company to the supplier. The Company and its independent accountants had reviewed the EITF Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor.”, and determined that the issues discussed therein did not apply to the Company’s situation, as the Company interpreted the consideration as a one-time inducement for future purchases. Accordingly, the consideration had been recorded as Other Income of the Company in the year 2005.

Subsequently, the Securities and Exchange Commission (“SEC”) informed the Company that it had a different interpretation on the application of the aforesaid EITF standard. The Company has had further discussions with its independent accountants and has agreed to apply the aforesaid EITF standard as guidance for the Company’s accounting treatment on the consideration, which was treated as a kind of supplier rebate that in effect reduced the outstanding amount due to the supplier for previous purchases.

The change of accounting treatment is described as follow:

Instead of crediting the entire amount of the consideration as other income, the portion of consideration corresponding to the sale of respective STBs will be reclassified and credited against Cost of Sales. The portion of consideration corresponding to STBs used for the Company’s digital television migration will be treated as a reduction of the balance of Property and Equipment, whereas the remaining portion represents a reduction of the balance of Inventories which will then either be credited against Cost of Sales or credited to the Property and Equipment in the following year in accordance with subsequent sale or migration of the STB respectively. The aforesaid balances credited to Property and Equipment will be depreciated over a period of 5 years in line with the depreciable life of the respective STB.

Although the Company’s net income in the fiscal year of 2005 will be reduced by the amount of consideration credited to Property and Equipment and Inventories, the reduction will be offset by an increase in net income in the subsequent years due to the aforesaid reduction in Cost of Sales and depreciation. Over a period of five years, the impact of the restatement mentioned herein will be leveled. Also, there will be no impact to the Company’s previously reported revenue, cash and cash equivalents.

As the Company’s entitlement to receive the consideration happened in August of 2005, no restatement of the financial statements is required prior to that period. However, the restatement will affect the financial statements for the year ended December 31, 2005, and for the fiscal quarters ended September 30, 2005, March 31, 2006, June 30, 2006, and September 30, 2006. Accordingly, such financial statements should no longer be relied upon.

The Company has discussed all of the matters described above with its independent accountants

The sequential process on restatement of the Company’s financial statements will be:-
1.	to file the 2006 Form 10-KSB which includes the restated financial statements for the year ended December 31, 2005;
2.
to file a Form 8-K/A attaching restated financial statements for the year ended December 31, 2005, and for the fiscal quarters ended September 30, 2005, March 31, 2006, June 30, 2006, and September 30, 2006;

3.	In the coming quarterly filing of Form 10-QSB in 2007, restated financial figures for the corresponding quarters of 2006 will be used for comparison purpose.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Date: March 20, 2007	By:	/s/ Daniel C. S. Ng
Daniel C. S. Ng President, Chief Executive Officer and Director

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